FIRST ADDENDUM
TO THE
(“LICENCE AGREEMENT”, RESPECTIVELY “ADDENDUM”)

between

VAN CLEEF & ARPELS LOGISTICS SA,
a company incorporated under the laws of Switzerland, having its registered office at 8, route de Chandolan, 1752 Villars-sur-Glâne, Switzerland hereinafter referred to as “LICENSOR”

and

INTER PARFUMS SA,
a company incorporated under the laws of France RCS Paris B 350 219 382 , having its registered office at 4 rond-point des Champs Elysée 75008 PARIS, France hereinafter referred to as “LICENSEE”

WHEREAS, LICENSOR and LICENSEE have executed the Licence Agreement on June 19, 2006, and had agreed at the date of signature of the Licence Agreement that the lump sum entrance fee pursuant to Section 3.1 of the Licence Agreement will be agreed separately. Whereas LICENSOR and LICENSEE had further agreed that LICENSEE will directly negotiate with YSL Beauté the conditions of repurchase by LICENSEE of YSL Beauté’s then stock of Products as well as the other conditions of transition between YSL Beauté, respectively, Parfums Van Cleef & Arpels SA (hereinafter “PVCA”) and the LICENSEE;

WHEREAS, LICENSOR and PVCA, in the presence of LICENSEE, have executed a protocol d’accord setting forth the conditions of early termination of the licence agreement between them, with effect as per December 31, 2006 (copy attached as Annex 1).

WHEREAS, LICENSOR and LICENSEE wish to amend the Licence Agreement to confirm and specify the lump sum entrance fee and the conditions in relation to the transition from YSL Beauté, respectively Parfums Van Cleef & Arpels SA and the LICENSEE.

THEREFORE, in consideration of the said premises and the mutual promises and covenants contained herein, the parties agree as follows:

1.	The Parties confirm and agree that the COMMENCEMENT DATE pursuant to Section 2 of the Licence Agreement shall be January 1, 2007 and that therefore, Section 1.2 shall be replaced by the following:

““COMMENCEMENT DATE” shall mean the date following the date on which the termination of LICENSOR’S current licence agreement for PRODUCTS under the TRADEMARKS is effective (December 31, 2006), that is January 1, 2007.”

The PARTIES confirm and agree that Section 7.1 of the Licence Agreement shall be replaced by the following:

“7.1 The initial term of this AGREEMENT shall commence on the COMMENCEMENT DATE and shall have a duration of twelve (12) Contractual Years, and thus expire on December 31, 2018 (Initial Term), unless renewed or sooner terminated as provided below.
The parties expressly agree and confirm that the effectiveness of this Agreement and its entry into force shall be subject to the license agreement between LICENSOR and YSL Beauté being terminated by mutual understanding between the parties thereto (with effect as per December 31, 2006) and that an agreement between LICENSEE and YSL regarding LICENSEE’s take over of YSL’s then stock of PRODUCTS has been duly executed no later than January 31, 2007. In case no agreement is reached as afore said, this AGREEMENT shall not become effective and shall be nul and void. “

2.
The Parties confirm and agree that the lump sum entrance fee pursuant to Section 3.1 of the Licence Agreement is in the amount of EUR 18 Mio. LICENSEE irrevocably agrees and undertakes to pay to LICENSOR, to the bank account indicated by LICENSOR, the aforesaid lump sum entrance fee of EUR 18 Mio. no later than January 10, 2007.

3.
LICENSEE accepts and agrees that any consequences in relation to or stemming out of the stock and the distribution network it will take over from PVCA and more generally any consequence stemming out from or in relation to the terms agreed between PVCA and LICENSEE in article 8 of the protocole d’accord (Annex 1) and/or the agreement LICENSEE has executed with PVCA, of which a copy is attached as Annex 2, will solely and exclusively be at the charge and responsibility of LICENSEE, and undertakes to fully indemnify, hold harmless and defend LICENSOR from and against any such consequence. In particular (but not limited to the following) LICENSEE undertakes to fully indemnify, hold harmless and defend LICENSOR from and against any claims by any authority and/or any employee of PVCA (respectively, YSL Beauté, in relation to the PRODUCTS) and/or any distributor and/or any other business partner of PVCA for the PRODUCTS which is a consequence of or in relation to article 8 of the protocole d’accord (Annex 1) and/or the agreement LICENSEE has executed with PVCA (Annex 2). Notwithstanding the foregoing, LICENSEE shall not have any indemnification obligation to LICENSOR solely in respect of (i) Trademark infringement claims or (ii) claims relating to the transfer of the Trademarks to LICENSOR or a related party of LICENSOR. LICENSEE undertakes to agree with PVCA on its takeover of the stock of PRODUCTS as soon as possible after December 31, 2006, and the latest by January 31, 2007, and will immediately inform LICENSOR thereof in writing, together with PVCA. The terms and conditions of the Licence Agreement will be fully valid and applicable to all of the stock thus purchased by LICENSEE from PVCA.

4.
LICENSEE will coordinate with LICENSOR any communication and information to the public and/or the trade in relation to the execution and/or entry into force of the Licence Agreement and the business relationship with PVCA/YSL Beauté.

5.	Annex A to the Licence Agreement will be separately amended and communicated by LICENSOR, no later than October 31st, 2006.

6.	This Addendum may only be modified in writing, duly signed by the Parties.

7.	Any and all Sections of the Licence Agreement not amended or modified by this Addendum shall be and remain fully valid and applicable.

8.	Section 15 (Applicable Law and Jurisdiction) of the Licence Agreement, which provides for Swiss law and Geneva arbitration, shall be fully valid and applicable to this Addendum.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

Paris 29 September 2006	Paris 29 September 2006
place and date	place and date

/s/ Stanislas de QUERCIZE	/s/ Philippe BENACIN
Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

/s/ Jörg SCHAUFELBERGER
Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX 1

Protocol d’accord

As attached.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

____________________________	_________________________
place and date	place and date

____________________________	_________________________
Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

_______________________________
Name: Jörg SCHAUFELBERGER
Title: General Manager

ANNEX 2

Agreement between PVCA and LICENSEE

As attached.

For and on behalf of	For and on behalf of
LICENSOR	LICENSEE

____________________________	_________________________
place and date	place and date

____________________________	_________________________
Name: Stanislas de QUERCIZE	Name: Philippe BENACIN
Title: President	Title: President

_______________________________
Name: Jörg SCHAUFELBERGER
Title: General Manager